UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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the Securities Exchange Act of 1934 (Amendment No.)

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YUM! BRANDS, INC.

(Name of Registrant as Specified In Its Charter)

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Yum! YUM! BRANDS, INC. 1441 GARDINER LANE LOUISVILLE, KY 40213 V70185-P31225 Your Vote Counts! YUM! BRANDS, INC. 2025 Annual Meeting Vote by May 14, 2025 11:59 PM ET You invested in YUM! BRANDS, INC. and it's time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 15, 2025. Get informed before you vote View the Notice, Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 1, 2025. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. PV For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number *Please check the meeting materials for any special requirements for meeting attendance. = Vote Virtually at the Meeting* May 15, 2025 9:00 A.M., CDT Virtually at: www.virtualshareholdermeeting.com/YUM2025

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors.	
	Nominees:	
1a.	Paget L. Alves	For
1b.	Keith Barr	For
1c.	M. Brett Biggs	For
1d.	Christopher M. Connor	For
1e.	Brian C. Cornell	For
1f.	Tanya L. Domier	For
1g.	Susan Doniz	For
1h.	David W. Gibbs	For
1i.	Mirian M. Graddick-Weir	For
1j.	Thomas C. Nelson	For
1k.	P. Justin Skala	For
1l.	Annie Young-Scrivner	For
2.	Ratification of Independent Auditors.	For
3.	Advisory Vote on Executive Compensation.	For
4.	Proposal to Approve the Company's 2025 Long Term Incentive Plan.	For
5.	Shareholder Proposal Regarding Adoption of a Policy on the Use of Medically Important Antimicrobials in Food-Producing Animals.	Against
6.	Shareholder Proposal Regarding Report on Faith-Based Employee Resource Groups.	Against
7.	Shareholder Proposal Regarding Workplace Safety Policies and Practices.	Against

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V70186-P31225